     As filed with the Securities and Exchange Commission on April 21, 1997
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  UNIVEC,INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                                           11-3163455
----------------------------------------                      ----------------
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)

999 Franklin Avenue, Garden City, New York                         11530
-----------------------------------------                        ----------
 (Address of principal executive offices)                        (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                    Name of each exchanged on which
      to be so registered                    each class is to be registered
      -------------------                    ------------------------------

             None

        Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock Purchase Warrants
                         ------------------------------
                                (Title of Class)

                          Common Stock, par value $.001
                          -----------------------------
                                (Title of Class)


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1.       Description of Registrant's
         Securities to Be Registered.

         The description of the Registrant's Common Stock, par value $.001 per share, and Redeemable Common Stock Purchase Warrants under the caption "Description of Securities" in the Registrant's Prospectus to be filed pursuant to Rule 424 (b) under the Securities Act of 1993, as amended, which relates to the Registrant's Registration Statement on Form SB-2 (File No. 333-20187), shall be deemed to have been incorporated by reference into this Registration Statement on Form 8-A.

                                                          Incorporated By    Exhibit
Item 2.           Exhibits.                                Reference To         No.
-------           ---------                                ------------         ---


1.       Specimen of security to be
         registered hereunder.

         1.1      Specimen Certificate
                    of Common Stock                         (1)                 4.4

         1.2      Specimen Redeemable
                    Common Stock Purchase                   (1)                 4.5
                    Warrant

2.       Constituent Instruments Defining
         Rights of Holders of Registered
         Securities.

         2.1      Registrant's Restated Certificate
                   of Incorporation                          (1)                3.1

         2.2      Registrant's By-Laws, as amended           (1)                3.2

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          (1)  The Registrant's Registration Statement on Form SB-2 (File No.
               333-20187), as amended.

                                        2

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       UNIVEC, INC.




                                       By: /S/ Joel Schoenfeld
                                           -----------------------
                                           Joel Schoenfeld
                                           Chairman of The Board and
                                           Chief Executive Officer




Dated: April 18, 1997







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